EXHIBIT 99.1

IZEA Reports Q2 2020 Financial Results

ORLANDO, FL (August 13, 2020) - IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, reported its financial and operational results for the second quarter ended June 30, 2020.

Q2 2020 Financial Summary Compared to Q2 2019
•Total revenue down 20% to $3.1 million, compared to $3.9 million.
•Managed Services unit revenue decreased 17% to $2.5 million, compared to $3.0 million.
•SaaS Services unit revenue decreased 31% to $645,000, compared to $932,000.
•Total costs and expenses were $4.9 million, compared to $5.9 million.
•Net loss was $1.8 million, compared to a net loss of $2.0 million.
•Adjusted EBITDA* was $(1.3) million in both periods.

1H 2020 Financial Summary Compared to 1H 2019
•Total revenue down 9% to $7.9 million, compared to $8.7 million.
•Managed Services unit revenue decreased 4% to $6.6 million, compared to $6.9 million.
•SaaS Services unit revenue decreased 31% to $1.3 million, compared to $1.9 million.
•Total Gross Billings* decreased 26% to $10.6 million, compared to $14.5 million.
•Total costs and expenses were $15.8 million, compared to $12.4 million.
•Net loss was $8.0 million, compared to a net loss of $3.8 million driven by a $4.3 million impairment of goodwill in Q1 2020.
•Adjusted EBITDA* was $(2.5) million, compared to $(2.1) million.
Q2 2020 Operational Highlights
•Raised gross proceeds of $15.4 million from sale of securities through an at-the-market offering
•Achieved 50% increase in bookings for Managed Services in Q2 2020 compared to Q2 2019
•Secured multiple new and existing contracts with Fortune 500 customers
•Executed a TikTok influencer marketing campaign that generated over 7 billion views
•Launched BrandGraph®, a social media competitive intelligence platform
•Launched IZEA Shake™, a new platform for marketers to purchase digital creative services
•Released Twitch workflow support inside of IZEAx
•Regained compliance with NASDAQ Capital Markets minimum bid price listing requirement

* Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Use of Key Metrics and Non-GAAP Financial Measures”.

Subsequent Events
After June 30th, IZEA raised an additional $10.3 million in Q3 2020 under the at-the-market offering under which National Securities Corporation serves as a sales agent. In total, we have raised $25.7 million at an average price of $1.94 per share.

Management Commentary

“Shortly after the WHO declared COVID-19 a pandemic, we saw material declines in new business sales, with our 14-day average run rate trendline for Managed Services bookings quickly impacted as marketers braced for the worst possible scenario,” said Ted Murphy, IZEA’s Chairman and CEO. “Our sales run rate started to see some minor recovery in April, but we were still far below our pre-COVID-19 averages. This large gap in new business sales in March and April, combined with customers pausing or cancelling campaigns booked in prior quarters had an unavoidable impact on revenues in Q2 despite the meaningful growth in Managed Services bookings by the end of the quarter.”

“As we entered the midpoint of Q2, our 14-day average bookings trendline for Managed Services began to trend above our 14-day pre-COVID-19 average run-rate measured from Jan 1st to March 15th,” continued Murphy. “Our momentum in managed services did not stop through the end of the second quarter, and led us to 50% growth over the prior-year quarter. We continued the positive Managed Services sales momentum after quarter end, with July bookings exceeding that of June. Revenue from these bookings should be recognized over the coming two quarters as the campaigns run, and many are already in flight.”

“Our strong balance sheet now gives us the ability to expand investment in the things that will further set us apart from the competition. While many are pulling back or even closing shop, we will be strategically pushing forward and intend to capture more share of the market through incredible new technology, aggressive marketing, and providing our clients with the highest quality levels of service. Our team is excited by the growth we saw in Managed Services bookings in Q2, and believe that our self-service platforms such as IZEAx Discovery and Shake are particularly well positioned to take advantage of the changing marketing landscape. We will also be introducing new enterprise software licensing tiers and bundling options for IZEAx Unity Suite and BrandGraph customers in Q3 to offer more flexibility at a time when marketing organizations are changing rapidly. We intend to provide our software customers with a solution that meets their needs now, in order to partner with them well into the future.”

Q2 2020 Financial Results
Total revenue in the second quarter of 2020 was down 20% to $3.1 million, compared to $3.9 million in the second quarter of 2019, with revenue from Managed Services decreasing 17% to $2.5 million in the second quarter of 2020 from $3.0 million in the second quarter of 2019 and revenue from SaaS Services decreasing to $645,000 in the second quarter of 2020 from $932,000 in the second quarter of 2019. Revenue from Managed Services decreased due to marketers canceling or pausing planned advertising campaigns or events in March and throughout the second quarter of 2020 as a result of uncertainty or inability to offer their products for sale as a result of business shutdowns due to COVID-19 or in light of civil unrest. Despite the delay in the execution of existing orders from our customers, we experienced a 50% increase in net sales orders or “bookings” from $2.64 million in the second quarter of 2019 to $3.96 million in the second quarter of 2020, as marketers who are still advertising shifted more of their spend to influencer marketing campaigns. Revenue from these bookings are expected to be realized in the next three to twelve months. Revenue from SaaS Services decreased primarily as a result of lower spend levels (“gross billings”) from our SaaS marketers and, as a result of competitive pricing efforts, our margins on those spends were reduced. Our gross billings for SaaS Services decreased 44% to $2.0 million in Q2 2020, compared to $3.6 million in Q2 2019. Our SaaS marketers decreased their spend levels as they transitioned from the TapInfluence platform to IZEAx and curtailed spending in March 2020 and throughout Q2 2020.

Total costs and expenses decreased 16% in the second quarter of 2020 to $4.9 million compared to $5.9 million in the corresponding quarter of 2019. This decrease was due to a $403,000 reduction in cost of revenue as a result of the lower sales, a $71,000 reduction in amortization costs as assets were fully amortized in the quarter, and a $526,000 decrease from cost reduction efforts affecting wages, rent, travel and marketing expenditures to help mitigate the effects of COVID-19 on our revenue.

Net loss in the second quarter of 2020 was $1.8 million or $(0.05) per share, as compared to a net loss of $2.0 million or $(0.09) per share in the second quarter of 2019, based on 36.1 million and 22.3 million shares outstanding, respectively.

Adjusted EBITDA (a non-GAAP measure management uses as a proxy for operating cash flow, as defined below) was $(1.3) million in the second quarter of both 2020 and 2019. Adjusted EBITDA as a percentage of revenue in the second quarter of 2020 was negative forty percent (40)% compared to negative thirty-two percent (32)% in the second quarter of 2019 primarily due to the decline in revenue discussed above.

Given our low stock price, small market cap, and uncertainty in the financial markets, coupled with expected reductions in future receivables upon which funding from our line of credit is dependent, we applied for and on April 23, 2020 received a loan from Western Alliance Bank in the principal amount of $1.9 million under the Paycheck Protection Program, in order to retain our employees during this time of uncertainty.

We subsequently filed a shelf registration statement with the U.S. Securities and Exchange Commission and raised gross proceeds of $15.4 million in June 2020 through an at-the-market equity offering program and continue to opportunistically raise capital in this manner. Our cash balance as of June 30, 2020 was $20.8 million.

Conference Call
IZEA will hold a conference call to discuss its second quarter 2020 results on Thursday, August 13th at 5:00 p.m. Eastern time. Management will host the call, followed by a question and answer period.

Date: Thursday, August 13, 2020
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471

The conference call will be webcast live and available for replay via the investors section of our website at https://izea.com/. Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available after 8:00 p.m. Eastern time on the same day through August 20, 2020.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13707369

About IZEA Worldwide, Inc.

IZEA Worldwide, Inc. (“IZEA”) operates online platforms that connect marketers with content creators. IZEA platforms automate influencer marketing and custom content development, allowing brands and agencies to identify social trends and scale their marketing programs. IZEA influencers include everyday creators, as well as celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Use of Key Metrics and Non-GAAP Financial Measures

We define gross billings, a key metric, as the total dollar value of the amounts earned from our customers for the services we performed, or the amounts billed to our customers for their self-service purchase of goods and services on our platforms. Gross billings for Legacy Workflow and Marketplace Spend (which are included in SaaS Services) differs from revenue for these services reported in our consolidated statements of operations. These services are presented net of the amounts we pay to the third-party creators providing the content or sponsorship services. Gross billings for all other revenue types equal the revenue reported in our consolidated statements of operations.

We consider this metric to be an important indicator of our performance as it measures the total dollar volume of transactions generated through our marketplaces. Tracking gross billings allows us to evaluate our transaction totals on an equal basis in order for us to see our contribution margins by revenue stream so that we can better understand where we should be allocating our resources. Additionally, because we invoice our customers on a gross basis based on our services or their transactions plus a fee, tracking gross billings is critical as it pertains to our credit risk and cash flow.

"EBITDA" is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. EBITDA is commonly defined as "earnings before interest, taxes, depreciation and amortization." IZEA defines “Adjusted EBITDA,” also a non-GAAP financial measure, as earnings or loss before interest, taxes, depreciation and amortization, non-cash stock related compensation, gain or loss on asset disposals or impairment, changes in acquisition cost estimates, and certain other unusual or non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in the fair value of derivatives, if applicable.

We believe that Adjusted EBITDA provides useful information to investors as it excludes transactions not related to our core cash-generating operating business activities, and it provides consistency to facilitate period-to-period comparisons. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash-generating operations.

All companies do not calculate gross billings and Adjusted EBITDA in the same manner. These metrics as presented by IZEA may not be comparable to those presented by other companies. Moreover, these metrics have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expects,” “anticipates,” “estimates,” “believes,” “intends,” “likely,” “projects,” “plans,” “pursue," “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations regarding future results and the realization of revenue from bookings, expectations with respect to operational efficiency, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to raise additional funding needed to fund our business operation in the future, uncertainty relating to the effects of COVID-19, competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize the IZEAx marketplace platform; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

IZEA Worldwide, Inc.
Unaudited Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$20,820,273	$5,884,629
Accounts receivable, net	3,053,135	5,596,719
Prepaid expenses	368,697	400,181
Other current assets	130,656	153,031
Total current assets	24,372,761	12,034,560

Property and equipment, net	282,082	309,780
Goodwill	4,016,722	8,316,722
Intangible assets, net	1,006,536	1,611,516
Software development costs, net	1,413,920	1,519,980
Security deposits	40,382	151,803
Total assets	$31,132,403	$23,944,361

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,022,960	$2,252,536
Accrued expenses	1,287,652	1,377,556
Contract liabilities	5,841,264	6,466,766
Current portion of notes payable	837,865	—
Right-of-use liability	—	83,807
Total current liabilities	8,989,741	10,180,665

Finance obligation, less current portion	65,609	45,673
Notes payable, less current portion	1,096,722	—
Total liabilities	10,152,072	10,226,338

Commitments and Contingencies	—	—

Stockholders’ equity:
Preferred stock; $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.0001 par value; 200,000,000 shares authorized; 41,784,601 and 34,634,172, respectively, issued and outstanding	4,178	3,464
Additional paid-in capital	89,315,525	74,099,328
Accumulated deficit	(68,339,372)	(60,384,769)
Total stockholders’ equity	20,980,331	13,718,023

Total liabilities and stockholders’ equity	$31,132,403	$23,944,361

IZEA Worldwide, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$3,135,039	$3,923,864	$7,898,707	$8,717,620

Costs and expenses:
Cost of revenue (exclusive of amortization)	1,414,249	1,817,659	3,554,766	3,916,950
Sales and marketing	1,228,691	1,362,242	2,751,834	2,719,909
General and administrative	1,920,492	2,232,305	4,338,330	4,844,359
Impairment of goodwill	—	—	4,300,000	—
Depreciation and amortization	377,107	448,105	878,376	884,329
Total costs and expenses	4,940,539	5,860,311	15,823,306	12,365,547

Loss from operations	(1,805,500)	(1,936,447)	(7,924,599)	(3,647,927)

Other income (expense):
Interest expense	(19,476)	(86,737)	(26,094)	(215,201)
Other income (expense), net	33,834	30,798	(3,910)	40,162
Total other income (expense), net	14,358	(55,939)	(30,004)	(175,039)

Net loss	$(1,791,142)	$(1,992,386)	$(7,954,603)	$(3,822,966)

Weighted average common shares outstanding – basic and diluted	36,108,073	22,277,677	35,394,639	17,466,784
Basic and diluted loss per common share	$(0.05)	$(0.09)	$(0.22)	$(0.22)

Revenue Details:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Managed Services Revenue	$2,490,343	$2,991,571	$6,615,404	$6,858,803

Legacy Workflow Fees	—	44,291	—	91,621
Marketplace Spend Fees	195,894	314,638	362,187	689,291
License Fees	408,728	548,494	825,544	1,039,588
Other Fees	40,074	24,870	95,572	38,317
SaaS Services Revenue	644,696	932,293	1,283,303	1,858,817

Total Revenue	$3,135,039	$3,923,864	$7,898,707	$8,717,620

IZEA Worldwide, Inc.
Reconciliation of GAAP Net loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(1,791,142)	$(1,992,386)	$(7,954,603)	$(3,822,966)
Non-cash stock-based compensation	118,707	157,328	248,278	318,205
Non-cash stock issued for payment of services	31,249	37,497	62,499	74,995
Loss on settlement of acquisition costs payable	—	—	—	191,439
Increase in value of acquisition costs payable	—	2,669	—	5,333
Interest expense	19,476	86,737	26,094	215,201
Depreciation and amortization	377,107	448,105	878,376	884,329
Impairment on intangible assets	—	—	4,300,000	—
Other non-cash items	(23,706)	(7,580)	(23,706)	(8,095)
Adjusted EBITDA	$(1,268,309)	$(1,267,630)	$(2,463,062)	$(2,141,559)

Revenue	$3,135,039	$3,923,864	$7,898,707	$8,717,620
Adjusted EBITDA as a % of Revenue	(40)%	(32)%	(31)%	(25)%

IZEA Worldwide, Inc.
Gross Billings
(Unaudited)

Gross billings by revenue type:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Managed Services Gross Billings	$2,490,343	$2,991,571	$6,615,404	$6,858,803

Legacy Workflow Fees	—	606,756	—	1,261,681
Marketplace Spend Fees	1,596,880	2,453,625	3,096,654	5,256,146
License Fees	408,728	548,494	825,544	1,039,588
Other Fees	40,074	24,870	95,572	38,317
SaaS Services Gross Billings	2,045,682	3,633,745	4,017,770	7,595,732

Total Gross Billings	$4,536,025	$6,625,316	$10,633,174	$14,454,535